Exhibit 99.1

NORCRAFT COMPANIES COMPLETES REDEMPTION OF SENIOR NOTES DUE 2015

– Expected to Lower Annual Interest Expense by $17.3 Million –

Eagan, Minnesota, December 16, 2013. Norcraft Companies, Inc. (“we,” the “Company” or “Norcraft”) (NYSE: NCFT), a leading manufacturer of kitchen and bathroom cabinetry in the United States and Canada, announced today that the Company satisfied and discharged its $240 million outstanding senior secured notes on December 13, 2013 and redeemed such notes on December 16, 2013. The notes were set to mature in 2015, had a fixed annual interest rate of 10.5% and represented the Company’s entire long-term debt outstanding prior to redemption.

In connection with the Company’s initial public offering (“IPO”) in November 2013, it entered into a new $150 million senior secured term loan facility, which matures in 2020 and currently has a floating interest rate of 5.25% based on LIBOR plus an applicable margin. The redemption was funded in part with a full draw of the senior term loan facility, with the remainder funded with IPO proceeds.

“We are excited to announce the redemption of these legacy notes following the completion of our successful initial public offering in November,” stated Mark Buller, Chairman and Chief Executive Officer of Norcraft Companies. “The refinancing and repayment of these notes meaningfully reduces our interest expense and strengthens our balance sheet, which we believe will support the ongoing execution of our initiatives to increase our growth and profitability in the coming years. As we enter into 2014, our experienced team remains focused on expanding our presence in our core dealer channel, introducing new products, strengthening customer relationships and achieving price gains.”

The Company expects this transaction to lower cash interest expense by approximately $17.3 million annually. The call premium associated with the transaction was $6.3 million, which will be expensed during the fourth quarter.

“The recapitalization of our balance sheet was completed as planned, with more favorable terms on the senior term loan facility than expected,” stated Leigh Ginter, Chief Financial Officer of Norcraft Companies. “The reduction in debt and associated interest savings improves our financial flexibility, increases free cash flow and provides us with additional liquidity to support the ongoing growth of our business while enhancing our cash generation.”

About Norcraft Companies

Norcraft is a leading manufacturer of kitchen and bathroom cabinetry in the United States and Canada. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock and semi-custom cabinets manufactured in both framed and frameless (full access) construction. We market our products through seven main brands: Mid Continent Cabinetry, Norcraft Cabinetry, UltraCraft, StarMark Cabinetry, Fieldstone Cabinetry, Brookwood and Urban Effects.

Forward-Looking Statements and Information:

Statements in this press release regarding activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as ‘‘anticipate,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘project,’’ ‘‘intend,’’ ‘‘plan,’’ ‘‘believe’’ and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events in the future. These forward-looking statements are based on management’s expectations and beliefs concerning future events affecting the Company. They are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Many factors could cause actual results to differ materially from these forward-looking statements, including, but not limited to, the risks outlined under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in our registration statement on file with the SEC. Because of these factors, investors should not place considerable reliance on any of these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Contact Information:

Investor Relations:

Rodny Nacier

651-234-3302

Investorrelations@norcraftcompanies.com